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KonaRed Corporation Issues Status
Report Regarding Retail Distribution

January 27, 2014. Kalaheo, Hawaii - KonaRed Corporation (www.KonaRed.com ) (OTCBB: KRED); developers of the powerful Hawaiian Coffee Fruit wellness beverage which is sold in Whole Foods, Safeway, Sprouts, 7-Eleven, and many retail outlets throughout the U.S. and Canada; wishes to issue a status report which provides approximations of retail distribution of the Company’s products during the 2013 calendar year.

Prior to the beginning of Q2 2013, KonaRed Original could be found in approximately 375 locations throughout Hawaii. Some of the retail accounts that comprised these locations included 7- Eleven, Aloha Island Mart, Foodland, and Kmart.

During Q2 2013, KonaRed added approximately 78 new locations to its retail network. Some of the new retail locations that began carrying KonaRed Original included more than 50 Albertsons stores in California and approximately 8 locations for Longs Drugs in Hawaii.

During Q3 2013, KonaRed’s retail network reached approximately 539 stores, with the addition of approximately 86 new locations. Retail accounts that comprised these additional stores included Sprouts and Whole Foods in California and Down to Earth, Napili Market, and Safeway in Hawaii.

During the 4th quarter of 2013, KonaRed added three new locations, as its total surpassed 540 retail locations. Additionally, its KonaRed Hawaiian coffee fruit powder continued to be used as a branded ingredient in all 32 Jamba Juice locations in Hawaii.

The Company’s Green Tea was not available in 2013, but on January 9, 2014 KonaRed announced that its Green Tea became available in 59 ABC Store locations in Hawaii. KonaRed CEO Shaun Roberts expects the Company’s Green Tea to be carried in approximately 310 locations before the end of Q2 2014.

ABC Stores also began carrying KonaRed Original, adding 59 locations to the approximately 540 locations at year end 2013. Mr. Roberts expects that more than 3,200 retail locations will be carrying KonaRed products during Q2 2014.

About KonaRed Corporation KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses. KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces antioxidant-packed extracts and powders from Hawaiian Coffee Fruit which are used in its Antioxidant Juices, Organic Green Teas, and On-the-Go Packs, as well as ingredients which can be added to food, beverages, and nutritional products. The company is headquartered in Kalaheo, Hawaii, and its products are sold in select Whole Foods, Albertsons, Safeway, Sprouts, Wal-mart, 7- Eleven, and many other retail outlets throughout the US and Canada. Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.KonaRed.com. For Investor Relations information about the company, contact IR@KonaRed.com. For Media Inquiries, contact PR@KonaRed.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-

looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, approximations, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, approximations, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

CONTACT INFORMATION

KonaRed Corporation Investor Relations
Email: IR@KonaRed.com
Website:  www.KonaRed.com